EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Alliance Media Group Holdings, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The annual report on Form 10-K for the fiscal year ended December 31, 2013 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 19, 2014

/s/ Daniel de Liege

Daniel de Liege

President, Secretary, Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to ALLIANCE MEDIA GROUP HOLDINGS, INC. and will be retained by ALLIANCE MEDIA GROUP HOLDINGS, INC. and furnished to the Securities and Exchange Commission or its staff upon request.